Exhibit 10.9
GUARANTY

Date:  April 23, 2012

Beneficiary Notice Address:
c/o General Electric Capital Corporation
4 Park Plaza, Suite 1400
Irvine, CA 92614

THIS GUARANTY ("Guaranty"), dated as of April 23, 2012, by Landec Corporation, a corporation organized and existing under the laws of the state of Delaware ("Guarantor"), is provided in favor of "Beneficiary".  As used in this Guaranty, the term "Beneficiary" shall mean General Electric Capital Corporation and all its subsidiaries, parent entities and affiliates, including, but not limited to, GE Capital Commercial Inc. and General Electric Credit Corporation of Tennessee, entities formed, managed or serviced by any of the foregoing, including, but not limited to, GE CF Trust and GE TF Trust, and the successors and assigns of each of the foregoing.  If more than one Guarantor has entered into this Guaranty, the obligations of each Guarantor under this Guaranty shall be joint and several and any reference below to "Guarantor" shall mean each such Guarantor.

To induce Beneficiary to extend credit to  Apio, Inc., a corporation organized and existing under the laws of the state of Delaware ("Customer"), pursuant to the terms of that certain Master Security Agreement dated as of the date hereof between Customer and Beneficiary, that certain Promissory Note dated as of the date hereof given by Customer to Beneficiary, together with any security agreements, chattel mortgages, pledge agreements, schedules and/or any other documents or instruments evidencing, or relating to such financial accommodation (but excluding therefrom, however, documents and agreements relating to that certain revolving credit facility being provided by certain affiliates of Beneficiary to Customer on or about the date hereof) (as amended, amended and restated, supplemented or otherwise modified from time to time, collectively the "Transaction Documents" and each individually, a "Transaction Document"), but without in any way binding Beneficiary to do so, Guarantor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the due regular and punctual payment of any sum or sums of money which Customer may owe to Beneficiary now or at any time hereafter, evidenced by a Transaction Document, whether it represents principal, interest (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any equipment, collateral or security, or any other type of sum of any kind whatsoever that Customer may owe to Beneficiary now or at any time hereafter, and does hereby further guarantee to Beneficiary the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that Customer may owe to Beneficiary now or at any time hereafter arising from or relating to (directly or indirectly) any and all Transaction Documents (all such payment and performance obligations being collectively referred to as the "Obligations").  Guarantor does hereby further guarantee to pay within ten (10) days after demand all losses, costs, attorneys' fees and expenses which may be suffered by Beneficiary by reason of an Event of Default (as defined in the Transaction Documents) or default of Guarantor hereunder.  All payments made under this Guaranty shall be paid to Beneficiary in immediately available funds without set-off or counterclaim consistent with Beneficiary’s payment policy, generally by check or wire transfer drawn on a bank account located in the United States in the name of Guarantor and not by currency, money orders or travelers checks.

This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection).  Nothing herein shall require Beneficiary to first seek or exhaust any remedy against Customer, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased equipment, collateral or security which may be given in connection with the Obligations.  It is agreed that Beneficiary may, upon any breach or default of Customer, or at any time thereafter, make demand upon Guarantor and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by Customer, its successors or assigns, or any other person.  Suit may be brought and maintained against Guarantor, at Beneficiary’s election, without joinder of Customer or any other person as parties thereto.  The obligations of each signatory to this Guaranty, and any other guarantor of the Obligations, shall be joint and several. Without limiting the generality of the foregoing, each representation, warranty, covenant and/or other undertaking by Guarantor hereunder shall be deemed to have been made jointly and severally by each of the undersigned.  A separate action or actions may be brought against any one of the undersigned parties whether or not an action is brought against any of the other undersigned parties.  Notices hereunder required to be provided to the Guarantor shall be effective if provided to any one of the undersigned parties, and any consent by Guarantor shall be effective if provided by any one of the undersigned parties.

Guarantor agrees that Guarantor’s obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of such Guarantor) and Guarantor hereby affirmatively and irrevocably waives as a defense to the payment or performance of obligations hereunder each and every one of the following defenses: (a) the genuineness, validity, regularity and enforceability of the Transaction Documents or any other document; (b) any extension, renewal, amendment, change, waiver or other modification of the Transaction Documents or any other document; (c) the absence of, or delay in, any action to enforce the Transaction Documents, this Guaranty or any other document; (d) Beneficiary’s failure or delay in obtaining any other guaranty of the Obligations (including, without limitation, Beneficiary’s failure to obtain the signature of any other guarantor hereunder); (e) the release of, extension of time for payment or performance by, or any other indulgence granted to Customer or any other person with respect to the Obligations by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any leased equipment, collateral or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of Guarantor; (g) Customer's voluntary or involuntary bankruptcy, insolvency, assignment for the benefit of creditors, reorganization, or similar proceedings affecting Customer or any of its assets; (h) any merger or consolidation of Customer, any change in control of Customer or any sale of all or substantially all of the assets of Customer; or (i) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of an obligor, surety or guarantor.

This Guaranty, the Transaction Documents and the Obligations may be assigned by Beneficiary, without the consent of Guarantor.  Guarantor agrees that if Guarantor receives written notice of an assignment from Beneficiary, Guarantor will pay all amounts due hereunder to such assignee or as instructed by Beneficiary.  Guarantor also agrees to acknowledge and confirm in writing any such assignment in form and content as may be reasonably requested by assignee.  Guarantor hereby waives and agrees not to assert against any such assignee any of the defenses set forth in the immediate preceding paragraph.  Guarantor may not assign, transfer or delegate any of Guarantor’s rights, duties or obligations under this Guaranty without the prior written consent of Beneficiary.

This Guaranty may be terminated upon delivery to Beneficiary (at Beneficiary’s notice address shown above, as the same may from time to time be changed in accordance with the notice provisions of this Guaranty) of a written termination notice from Guarantor.  However, as to all Obligations (whether matured, unmatured, absolute, liquidated, contingent or otherwise) incurred by Customer prior to Beneficiary’s receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

Guarantor agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by Beneficiary, all as though such payment or performance had not been made.  If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Beneficiary shall be prohibited from exercising any of Beneficiary’s rights or remedies against Customer or any other person or against any property, then, as between Beneficiary and Guarantor, such prohibition shall be of no force and effect, and Beneficiary shall have the right to make demand upon, and receive payment from, Guarantor of all amounts and other sums that would be due to Beneficiary upon a default with respect to the Obligations.

Notice of acceptance of this Guaranty and of any default by Customer or any other person is hereby waived.  Presentment, protest demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived.  Guarantor warrants that Guarantor has adequate means to obtain from Customer on a continuing basis financial data and other information regarding Customer and is not relying upon Beneficiary to provide any such data or other information.  Without limiting the foregoing, notice of adverse change in Customer's financial condition or of any other fact which might materially increase the risk of Guarantor is also waived.  All settlements, compromises, accounts stated and agreed balances made in good faith between Customer, its successors or assigns, and Beneficiary shall be binding upon and shall not affect the liability of Guarantor.

Payment of all amounts now or hereafter owed to Guarantor by Customer or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to Beneficiary of all Obligations and is hereby assigned to Beneficiary as a security therefor.  Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Customer, any other obligor for any of the Obligations, any collateral therefor, or any other assets of Customer or any such other obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to Beneficiary by Guarantor, and Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from, Guarantor, the Customer or any other obligor for any of the Obligations, or realized from any of their respective assets.

GUARANTOR HEREBY UNCONDITIONALLY WAIVES GUARANTOR’S RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN GUARANTOR AND BENEFICIARY RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN GUARANTOR AND BENEFICIARY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS).  THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS.  IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

As used in this Guaranty: a) the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, or any government or any political subdivision thereof; and b) the word "entity" shall mean any corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, or any government or any political subdivision thereof (but shall not mean an individual).

           This Guaranty is intended by the parties as a final expression of the guaranty of Guarantor and is also intended as a complete and exclusive statement of the terms thereof.  No course of dealing, course of performance or trade usage, nor any parol evidence of any kind, shall be used to supplement or modify any of the terms hereof, nor are there any conditions to the full effectiveness of this Guaranty.  This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by Beneficiary.  No failure by Beneficiary to exercise Beneficiary’s rights hereunder shall give rise to any estoppel against Beneficiary, or excuse Guarantor from performing hereunder.  Beneficiary’s waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.  The rights and remedies of Beneficiary hereunder are cumulative and nonexclusive of any other rights and remedies that Beneficiary may have under any other agreement or at law or in equity and may be exercised individually or concurrently, any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE).  This Guaranty shall bind Guarantor’s successors and assigns and the benefits thereof shall extend to and include Beneficiary’s successors and assigns. Upon Beneficiary’s request, Guarantor will deliver Beneficiary copies of Guarantor’s complete financial statements, reflecting the Guarantor's assets, liabilities, net worth and income and expenses in reasonable detail, along with copies of the Guarantor's most recent tax returns and an updated personal financial statement.  Guarantor will deliver to Beneficiary Guarantor’s complete financial statements, certified by a recognized firm of certified public accountants, within ninety (90) days of the close of each fiscal year of Guarantor.   Guarantor will deliver to Beneficiary copies of Guarantor’s quarterly financial reports certified by Guarantor’s chief financial officer, within ninety (90) days after the close of each fiscal quarter of Guarantor and copies of Guarantor’s most current tax returns.  As applicable, Guarantor will deliver to Beneficiary copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission (it being understood that to the extent the same are properly filed on EDGAR they shall be deemed delivered to Beneficiary on the date on which the same are filed on EDGAR). In addition, in the event of default hereunder, Beneficiary may at any time inspect Guarantor’s records. Documents required to be delivered pursuant to this paragraph (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) shall be deemed to have been delivered on the date (i) on which Guarantor posts such documents, or provides a link thereto on Guarantor’s website on the internet at the website address “www.landec.com” (or any successor page notified to Beneficiary); or (ii) on which such documents are posted on Guarantor’s behalf on an Internet or intranet website, if any, to which Beneficiary has access.

Guarantor hereby represents and warrants to Beneficiary as of the date hereof that (i) Guarantor (if an entity) is duly organized and validly existing under the laws of its state of incorporation or formation, as applicable, and has full corporate (or similar) power to enter into this Guaranty and to perform its obligations hereunder; (ii) Guarantor’s execution, delivery and performance hereof does not and will not violate any judgment, order or law applicable to Guarantor, or constitute a breach of or default under any material indenture, mortgage, deed of trust, or other agreement entered into by Guarantor with the Guarantor’s creditors or any other party; (iii) no approval, consent or withholding of objections that has not already been obtained is required from any governmental authority or any other entity with respect to the execution, delivery and performance by Guarantor of this Guaranty; (iv) this Guaranty constitutes a valid, legal and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; (v) there are no proceedings presently pending or threatened against Guarantor which will impair Guarantor’s ability to perform under this Guaranty; (vi) all financial statements delivered to Beneficiary in connection with this Guaranty have been (and will be) prepared in accordance with generally accepted accounting principles and since the date of Guarantor's most recent financial statement, there has been no material adverse change in the financial condition of Guarantor; (vii) it is to the benefit of Guarantor to execute this Guaranty; (viii) the benefit to Guarantor is reasonably worth the obligations hereby guaranteed; and (ix) Guarantor is and will remain in full compliance with all laws and regulations applicable to Guarantor including, without limitation, Guarantor neither is nor shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders.

If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

GUARANTOR IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH AND WITH THE TRANSACTION DOCUMENTS (COLLECTIVELY, THE "PROCEEDINGS"), AND GUARANTOR FURTHER IRREVOCABLY WAIVES ANY RIGHT GUARANTOR MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS). GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH GUARANTOR MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND AGREES NOT TO CLAIM THAT GUARANTOR IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT GUARANTOR OR GUARANTOR’S PROPERTY IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE. GUARANTOR ACKNOWLEDGES THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE WILL CAUSE IRREPARABLE HARM TO BENEFICIARY WHICH COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, GUARANTOR AGREES THAT, IN ADDITION TO ANY OF THE REMEDIES TO WHICH BENEFICIARY MAY BE ENTITLED AT LAW OR IN EQUITY, BENEFICIARY WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT. Notwithstanding the foregoing, Beneficiary shall have the right to apply to a court of competent jurisdiction in the United States of America or abroad for equitable relief as is necessary to preserve, protect and enforce Beneficiary’s rights under this Guaranty and the Transaction Documents, including, but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Guarantor, Customer or the collateral pledged to Beneficiary pursuant to any Transaction Document or to gain possession of any asset or such collateral subject of the Transaction Documents.

All notices to be given in connection with this Guaranty shall be in writing, shall be addressed to the parties at their respective notice addresses set forth in this Guaranty (unless and until a different address may be specified in a written notice to the other party or parties), and shall be deemed given: (i) on the date of receipt if delivered by hand; (ii) on the next business day after being sent by overnight courier service; and (iii) on the third business day after being sent by regular, registered, certified mail

EACH PERSON SIGNING ON BEHALF OF THE ENTITY REPRESENTS AND WARRANTS THAT HE OR SHE HAS THE AUTHORITY TO SIGN ON BEHALF OF SUCH ENTITY AND BY SO SIGNING TO BIND SUCH ENTITY HEREUNDER.

This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Guaranty by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

Landec Corporation
as Guarantor

	By:	/s/ Gregory S. Skinner

	Name:	Gregory S. Skinner

	Title:	CFO

Attest: Rosemary Artman

Address for notices:
3603 Haven Avenue
Menlo Park, CA 94025

Signature Page for Guaranty

April 23, 2012

Landec Corporation
3603 Haven Avenue
Menlo Park, CA  94025

RE:     Acknowledgement of Obligations under Guaranty

Ladies and Gentlemen:

GE Capital Commercial Inc. (together with its successors and assigns if any, the “Financing Company”) is considering providing lease or (as the case may be) loan financing on or about the date hereof (the “New Financing”) to Apio, Inc. (“Customer”) for equipment or other personal property described in the New Financing.

In connection with the New Financing, Landec Corporation (“Guarantor”) has executed a continuing Guaranty (the “Guaranty”) in favor of Beneficiary (as defined in the Guaranty) pursuant to which Guarantor has guaranteed all of Customer’s Obligations (as defined in the Guaranty).  Guarantor hereby acknowledges that Financing Company is a Beneficiary under the Guaranty and that the term “Obligations” as used in the Guaranty includes all of Customer’s present and future obligations and liabilities to Financing Company under any and all agreements, notes, leases, schedules, instruments and other documents now and hereafter executed in connection with the New Financing.

Please sign this acknowledgement in the space provided below and return the executed copy to my attention.

Notwithstanding the execution of this acknowledgement, the terms and conditions of the Guaranty remain in full force and effect and unmodified.  Thank you.

GE Capital Commercial Inc.
By:	/s/ Keavin Deady

Name:	Kevin Deady

Title:	Authorized Signatory

[SIGNATURE PAGE FOLLOWS]

ACKNOWLEDGED AND AGREED:

Landec Corporation as Guarantor
By:	/s/ Gregory S. Skinner

Name:	Gregory S. Skinner

Title:	Chief Financial Officer

Date:

Attest: /s/ Rosemary Artman____

Signature Page for Acknowledgement of Obligations under Guaranty